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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 24, 1999




                               MESSAGEMEDIA, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



000-21751                                                             33-0612860
(Commission File No.)                          (IRS Employer Identification No.)


                       6685 GUNPARK DRIVE EAST, SUITE 240
                             BOULDER, COLORADO 80301
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 440-7550


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ITEM 5. OTHER EVENTS.

        On March 25, 1999, MessageMedia, Inc. ("MessageMedia") announced its agreement to sell $10 million of its Common Stock to Pequot Private Equity Funds (the "Offering"). The press release issued by MessageMedia dated March 25, 1999 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

        On March 26, 1999, MessageMedia consummated the Offering and issued and sold an aggregate of 2,352,942 shares of its Common Stock to Pequot Private Equity Funds. The Company has agreed to provide certain registration rights to the investors in the Offering as set forth in the Registration Rights Agreement filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

        In connection with the Offering, Gerald A. Poch of Pequot Equity Funds, joined the Board of Directors of MessageMedia which was expanded from seven to nine directors. There is one vacancy on the Board.

        The corporate headquarters of MessageMedia have officially relocated to 6685 Gunpark Drive East, Suite 240, Boulder, Colorado 80301. The symbol for the Company's Common Stock as reported on the Nasdaq National Market has been changed effective April 1, 1999 to "MESG."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

          99.1 Press Release dated March 25, 1999.


          99.2 Registration Rights Agreement dated March 24, 1999 between MessageMedia and each of Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MESSAGEMEDIA, INC.


Dated:  April 5, 1999                        By:  /s/ Dennis Cagan
                                                 -------------------------------
                                                   Dennis Cagan
                                                   Chief Executive Officer


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                                INDEX TO EXHIBITS


          99.1 Press Release dated March 25, 1999.

          99.2 Registration Rights Agreement dated March 24, 1999 between MessageMedia and each of Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.